Exhibit 10.1

EMBARQ CORPORATION 2008 EQUITY INCENTIVE PLAN

FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT

To:                                          (“you” or the “Participant”)

From: Embarq Corporation (the “Company”)

Date: February 27, 2009

Notice of Grant

Subject to the Embarq Corporation 2008 Equity Incentive Plan (the “Plan”) and this Restricted Stock Unit Award Agreement, including Attachment A (the “Award Agreement”), the Company is granting to you an award of Restricted Stock Units (“RSUs”) under the Plan (this “Award”). The RSUs will become payable upon your continued employment, as described in Attachment A. The Grant Date, the total number of RSUs, and the Settlement Date for such RSUs, respectively, are as follows:

Grant of RSUs

Grant Date:	February 27, 2009

Total Number of RSUs:	_________________

Settlement Date:	Date: % of RSUs Settled: February 27, 2010 34% February 27, 2011 33% February 27, 2012 33%

Because this Award is subject to the Plan and this Award Agreement, you should carefully read the Plan and this Award Agreement to fully understand the terms of this Award. You may view a copy of the Plan on the Company’s intranet at EQIP Home / Employee Resource Center / Pay / Compensation Programs / Stock-Based Compensation / 2008 Equity Incentive Plan – Plan Document or you may obtain a copy of the Plan by requesting it from the Company. Capitalized terms used in this Award Agreement without definition have the meanings that they have in the Plan or the glossary of terms provided in Attachment A, as applicable. You acknowledge that the Plan Information Statement for the 2008 Equity Incentive Plan dated July 2008 has been made available to you on-line at the location above. The terms of the Plan are incorporated by reference. In the event of any inconsistency between this Award Agreement and the Plan, the Plan governs.

General Terms

This Award Agreement is governed by the laws of the State of Delaware without giving effect to the principles of the conflict of laws to the contrary. This Award Agreement may be modified only by written instrument signed by you and the Company; provided that this Award Agreement is subject to the power of the Board to amend the Plan as provided in the Plan. Neither this Award Agreement, nor the Award, may be transferred, sold, assigned, pledged or otherwise alienated or hypothecated by you in any way other than by will, or by the laws of descent and distribution. By accepting this Award, you acknowledge the authority and discretion of the Board and the Committee with respect to this Award and agree to be bound by the terms and conditions of the Plan. In particular, you acknowledge the authority and discretion of the Board to recover all or any portion of this Award or any compensation paid in connection with this Award in the event of your knowing or intentionally fraudulent illegal conduct that impacts a relevant financial result or operating metric, in accordance with the Compensation Recoupment Policy set forth in the Company’s Corporate Governance Guidelines. Except as specifically provided in this Award Agreement, this Award Agreement binds and will inure to the benefit of the heirs, legal representatives, successors and assigns of the Company and you.

EMBARQ CORPORATION

By:	/s/ Claudia S. Toussaint
Name:	Claudia S. Toussaint
Title:	General Counsel and Corporate Secretary

2

(Attachment A)

SPECIFIC TERMS OF RSU AWARD

Section 1.    Dividend Equivalents.

If the Company pays cash dividends on Shares while you hold the RSUs, you will be entitled to a dividend equivalent payment equal to the per share cash dividend paid on Shares multiplied by the number of Shares underlying your RSUs. This dividend equivalent will be calculated by applying the per share cash dividend rate for each dividend paid on Shares while you held the RSUs (assuming you had been granted the RSUs by the applicable record date for a particular dividend). If cash dividends are paid on the underlying Shares, you will receive dividend equivalents for your RSUs held on the dividend record date within 30 days after the cash dividends are paid. If non-cash dividends are paid on the underlying Shares and you hold RSUs on the dividend record date, the vesting and delivery date of the non-cash dividend will be the same as the Settlement Date of the RSUs to which the underlying Shares are attributable.

Section 2.    Settlement of RSU Award.

Except as provided below, the Settlement Date for all or a portion of your RSU Award will be the date on which that portion of your Award is settled as indicated in the Settlement Date section on page 1 of this Agreement. This RSU Award may be settled by delivering to you or your beneficiary, as applicable and in the sole discretion of the Company, either (i) an amount of cash equal to the Fair Market Value of a Share as of the Settlement Date, multiplied by the number of Shares underlying the RSUs held by you (or a specified portion of your RSUs in the event of any partial settlement), or (ii) a number of Shares equal to the whole number of Shares underlying the RSUs then held by you (or a specified portion of your RSUs in the event of any partial settlement). Any remaining fractional Shares underlying your RSUs remaining on the Settlement Date will be distributed to you in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date, multiplied by the remaining underlying fractional Shares. If the Settlement Date is a Saturday, Sunday or any other day which is a holiday of the United States Federal Government (a “Non-Business Day”), then the unsettled RSUs will be settled on the first day that is not a Non-Business Day before the Settlement Date.

Section 3.    Effect of Termination of Employment.

If you cease to be an Employee of the Employer for any reason, the effect of you ceasing to be an Employee on all or any RSUs which have not otherwise been settled is as provided below.

(a)	Death or Disability. If you cease to be an Employee on account of your death or Disability, all RSUs will be settled as of the date of your death or Disability.

(b)	Retirement.

(i) If you cease to be an Employee by reason of your Retirement, to the extent your Separation from Service is (1) on or after the first to occur of the CenturyTel Change in Control or February 27, 2010 and (2) your RSUs have not otherwise been 100% settled or cancelled on your Separation from Service, a pro rata portion of your unsettled RSUs - based on the number of completed months between the Grant Date and your Separation from Service divided by 36 - will be settled on the date of your Separation from Service.

(ii) If you cease to be an Employee by reason of your Retirement and your Separation from Service is prior to the earlier of (1) the CenturyTel Change in Control or (2) February 27, 2010, all unsettled RSUs will be cancelled as of your Separation from Service and you will no longer have any rights or be eligible to receive any benefits with respect to such cancelled RSUs.

(c)	Voluntary Resignation or Termination for Cause. Except as otherwise provided in Sections 3(e) or (f), as applicable, if you cease to be an Employee on account of your Voluntary Resignation or termination for Cause, all unsettled RSUs will be cancelled as of your Separation from Service and you will no longer have any rights or be eligible to receive any benefits with respect to such cancelled RSUs.

(d)	Involuntary Termination Not in Connection with a CenturyTel Change in Control or Another Change in Control.

(i)	If your employment is terminated by the Employer in an Involuntary Termination prior to the earlier of (1) a Change in Control, (2) a CenturyTel Change in Control or (3) July 26, 2009, all unsettled RSUs will be cancelled as of your Separation from Service and you will no longer have any rights or be eligible to receive any benefits with respect to such cancelled RSUs.

(ii)	Except as otherwise provided in Sections 3(e) or (f) below, as applicable, if your employment is terminated by the Employer in an Involuntary Termination on or after (1) July 26, 2009, if there has not been a CenturyTel Change in Control by such date, or (2) the one year anniversary of the CenturyTel Change in Control, all unsettled RSUs will be cancelled as of your Termination Date and you will no longer have any rights or be eligible to receive any benefits with respect to such cancelled RSUs.

(e)	Involuntary or Good Reason Termination in Connection with a CenturyTel Change in Control.

(i) Officers. If (1) you are an officer-level Employee on the Grant Date, (2) a CenturyTel Change in Control occurs before the Settlement Date for all of your RSUs, (3) you have been actively and continuously employed from the Grant Date to the date of the CenturyTel Change in Control, and (4) you provide the Employer requested transition services, if any, as an Employee during the Transition Period (defined in Section 3(e)(iii) below), then one of the following provisions applies to you:

(A) If (1) except as may otherwise be provided in an employment agreement between you and the Employer (if any), (x) your employment is terminated by the Employer in an Involuntary Termination within one year after the CenturyTel Change in Control, or (y) an event constituting Good Reason occurs within one year after the CenturyTel Change in Control and your employment is terminated by you for such Good Reason and (2) and you have held the RSUs for less than one year after the Grant Date, then the portion of your RSUs that is the greater of - (v) 50% of the RSUs or (w) a pro rata portion of your RSUs - based on the number of completed months between the Grant Date and your Separation from Service divided by 12 - will be settled on the date of your Separation from Service.

(B) Except as may otherwise be provided in an employment agreement between you and the Employer (if any), if (x) your employment is terminated by the Employer in an Involuntary Termination on or after the one year anniversary of the Grant Date but within one year after the CenturyTel Change in Control, or (y) an event constituting Good Reason occurs on or after the one year anniversary of the Grant Date but within one year after the CenturyTel Change of Control and your employment is terminated by you for such Good Reason, then all of your RSUs which have not otherwise been settled will be settled on the date of your Separation from Service.

(ii) Directors. If (1) you are a director-level Employee on the Grant Date, (2) a CenturyTel Change in Control occurs before the Settlement Date for all of your RSUs, (3) you have been actively and continuously employed from the Grant Date to the date of the CenturyTel Change in Control, (4) you provide the Employer requested transition services, if any, as an Employee during the Transition Period, and (5) except as may otherwise be provided in an employment agreement between you and the Employer (if any), (x) your employment is terminated by the Employer in an Involuntary Termination within one year after the CenturyTel Change in Control, or (y) an event constituting Good Reason occurs within one year after the CenturyTel Change in Control and your employment is terminated by you for such Good Reason, then all of your RSUs which have not otherwise been settled will be settled on the date of your Separation from Service.

(iii) Transition Services during the Transition Period. If (1) within one year following a CenturyTel Change in Control an event occurs that (x) gives rise to an Involuntary Termination by the Employer or (y) constitutes Good Reason, and (2) the Employer requests that you remain employed until a date after the occurrence of any such event (the “Transition Period”), your right to the accelerated vesting specified above in this Section 3(e) shall remain in effect during the Transition Period, provided that you remain employed through the last day of the Transition Period (unless your employment is terminated by the Employer prior to the end of the Transition Period). If you fail to remain so employed, all unsettled RSUs will be cancelled as of your Separation from Service and you will no longer have any rights or be eligible to receive any benefits with respect to such cancelled RSUs.

The end of the Transition Period may not be beyond the first anniversary after the CenturyTel Change in Control, unless otherwise agreed to in writing between you and the Employer, and the Employer must continue to provide you through the Transition Period with compensation at a level that is substantially similar to the level of compensation provided to you prior to any event occurring that gives rise to an Involuntary Termination by the Employer or constitutes Good Reason and with benefits generally available to other similarly situated employees who are then employed by the Employer.

(f)	Involuntary or Good Reason Termination in Connection with Another Change in Control. If (1) a Change in Control occurs before the Settlement Date for all of your RSUs, (2) except as may otherwise be provided in an employment agreement between you and the Employer (if any), (x) your employment is terminated by the Employer in an Involuntary Termination within one year after the Change in Control, or (y) an event constituting Good Reason occurs within one year after the Change in Control and your employment is terminated by you for such Good Reason, and (3) you have been actively and continuously employed from the Grant Date to the date of the Change in Control, then all of your RSUs which have not otherwise been settled will be settled on the date of your Separation from Service.

GLOSSARY OF TERMS

“Cause” means, unless otherwise provided in the Participant’s employment agreement with the Employer (if any), the Participant’s (i) willful and continued failure to substantially perform his or her duties, (ii) willfully engaging in conduct that is a serious violation of the Employer’s Principles of Business Conduct, (iii) willfully engaging in conduct that is demonstrably and materially injurious to the Employer or (iv) willful violation of any of the restrictive covenants found in the Embarq Corporation Executive Severance Plan.

“CenturyTel Change in Control” means a Change in Control involving the consummation of the transaction contemplated by the Agreement and Plan of Merger, dated October 26, 2008, Among the Company, CenturyTel, Inc. and Cajun Acquisition Company.

“Change in Control” means, for purposes of this Agreement, a Change in Control other than a CenturyTel Change in Control.

“Employer” means the Company or any Affiliate.

“Good Reason” means the occurrence of one or more of the circumstances required for a Good Reason Resignation (as such term or a comparable term or concept is defined in a Participant’s employment agreement with the Employer (if any) or if not, the Embarq Corporation Executive Severance Plan), provided that you provide the required notice and the Employer fails to cure within the required “cure” period.

“Involuntary Termination” means a Participant’s Separation from Service initiated by the Employer for any reason other than Cause, Disability or death; or a Separation from Service due to a Participant’s refusal to accept a Non-Comparable Position (as such term or a comparable term or concept is defined in a Participant’s employment agreement with the Employer (if any) or if not, the Embarq Corporation Executive Severance Plan).

“Retirement” means a Participant’s Separation from Service if a Participant is entitled to receive payment of pension benefits in accordance with the Company’s defined benefit pension plan immediately after the Participant’s Termination Date.

“Separation from Service” shall mean separation from service with the Employer other than due to death. “Separation from Service” shall be interpreted in a manner consistent with Section 409A(a)(2)(A)(i) of the Code.

“Termination Date” means, except as otherwise provided in a Participant’s employment agreement with the Employer (if any), the later of the date on which the Participant incurs a Separation from Service for any reason, and the date the Participant ceases to receive severance benefits under any applicable plan for the payment of severance benefits by the Employer.

“Voluntary Resignation” means any Separation from Service that is not initiated by the Employer, other than Retirement, Disability or death.